ESCROW AGREEMENT dated as of January 28, 2005

AMONG:

(1) KPN TELECOM B.V., a limited liability company organized under the laws of The Netherlands (SELLER);

(2)   CORCYRA D.O.O., a Croatian company (PURCHASER); and

(3) JPMORGAN CHASE BANK N.A., a bank organized under the laws of the State of New York (ESCROW AGENT).

WHEREAS, Seller and Purchaser have entered into a stock purchase agreement dated January 28, 2005 (the PURCHASE AGREEMENT), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell 2,326,043 shares of common stock of EuroWeb International Corp., a Delaware corporation (the COMPANY), on the terms and subject to the conditions set forth in the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to sell and Purchaser has agreed to purchase 289,855 shares of Company common stock at the Initial Closing for the Initial Closing Purchase Price. Seller shall deliver to Purchaser the Initial Shares at the Initial Closing, and accordingly, the Initial Shares will not be placed in escrow and will not be subject to this Agreement.

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to sell and Purchaser has agreed to purchase 2,036,188 shares of Company common stock at the Final Closing for the Final Closing Purchase Price.

WHEREAS, in accordance with Section 2.2(c) of the Purchase Agreement, Seller is depositing with Escrow Agent one or more certificates representing the 2,036,188 shares of Company common stock (the ESCROWED SHARES) to be purchased at the Final Closing.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.    DEPOSIT OF ESCROWED SHARES

(a) In accordance with the Purchase Agreement, Seller is depositing with Escrow Agent one or more certificates representing the Escrowed Shares and appropriate stock powers executed by Seller in blank with respect to the Escrowed Shares (the STOCK POWERS). Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and deliver the Escrowed Shares pursuant to the terms and conditions hereof. The Escrowed Shares shall be treated by the parties for all purposes as owned by Seller unless and until the Escrowed Shares are released to Purchaser pursuant to the terms of this Agreement.

2.    VOTING OF ESCROWED SHARES

      Seller shall retain all voting and other rights associated with the Escrowed Shares until the Final Closing Purchase Price is paid in full pursuant to the terms of the Purchase Agreement at the Final Closing; provided, however, that so long as Purchaser is not in default in its obligations under the Purchase Agreement, and the Purchase Agreement remains in effect, Seller shall vote the Escrowed Shares in accordance with instructions from Purchaser, so long as such instructions are received sufficiently in advance of the applicable vote and such voting would not violate applicable law or require amendments to any SEC filing of Seller or Purchaser. Seller shall not be obligated to vote the Final Shares in accordance with Purchaser's instructions in connection with any matter (i) proposed by or on behalf of Purchaser or any of its Affiliates that Purchaser did not previously disclose to Seller in its Schedule 13D or (ii) as to which Purchaser or any of its Affiliates would have an interest that is different from the interests of the other stockholders of the Company such as an interest that would be of a nature that would have to be disclosed pursuant to Item 1005(d) of Regulation M-A or Item 404 of Regulation S-K, if either of such provisions were applicable.


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

3.       RELEASE OF ESCROWED SHARES

(a) Upon Purchaser's payment of the Final Closing Purchase Price pursuant to the terms of the Purchase Agreement, and upon satisfaction (or waiver by Seller) of the closing conditions to Seller's obligation contained in
      Section 7.2 of the Purchase Agreement, Seller shall give notice to Escrow Agent directing Escrow Agent to transfer to Purchaser one or more certificates representing the Escrowed Shares purchased at the Final Closing. Upon the receipt of such notice, Escrow Agent shall deliver the Stock Powers endorsed to Purchaser together with one or more certificates representing the Escrowed Shares.

(b) In the event that (a) Purchaser does not timely satisfy the conditions contained in Section 7.2 of the Purchase Agreement or (b) the Purchase Agreement is otherwise terminated pursuant to Section 8.1 of the Purchase Agreement, including if Purchaser shall be in default of its obligation to make any Premium Payment specified in Section 2.3 of the Purchase Agreement, then upon notice to such effect from Seller, Escrow Agent shall return the certificates representing the Escrowed Shares and the Stock Powers to Seller, and this Agreement shall terminate. In such event, neither Purchaser nor Seller shall have any claim against the other arising out of this Agreement.

4.    DUTIES OF ESCROW AGENT

(a) This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. Escrow Agent's duties are ministerial in nature.

(b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.


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

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrowed Shares deposited hereunder but is serving as escrow agent only and having only possession thereof.

(f)   Escrow  Agent  makes  no  representation   as  to  the  validity,   value,
      genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

(g) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrowed Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final and nonappealable order of a court of competent jurisdiction.

(h) In the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrowed Shares until Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares or (ii) a written agreement executed by Seller and Purchaser directing delivery of the Escrowed Shares, in which event Escrow Agent shall deliver the Escrowed Shares in accordance with such order or agreement. Escrow Agent shall act on any court order without further question.

(i) Seller and Purchaser shall pay Escrow Agent compensation as payment in full for the services to be rendered by Escrow Agent hereunder in the amount of U.S.$7,500 at the time of execution of this Agreement. Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Seller, 50% by Purchaser.

(j) Anything in this agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that this Section 4(j) shall survive the resignation or removal of Escrow Agent or the termination of this agreement.

5.    NOTICES

      All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, return receipt requested, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
      5):


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

      (i) if to Seller

      KPN Telecom B.V.
      Maanplein 55
      2516 CK The Hague
      The Netherlands
      Fax: +31 70 343 2112
      Attn: Gert-Jan Wunderink

      (ii) if to Purchaser

      CORCYRA d.o.o.
      Verudela 17, Pula Croatia 52100
      Fax: +385 52 590 731
      Attn: Moshe Har Adir

      with a copy to:

      Robinson & Cole LLP
      885 Third Avenue, Suite 2800
      New York, NY 10022
      Fax: +1 212 451 2999
      Attn: Elliot H. Lutzker, Esq.

      (iii) if to Escrow Agent, to:

      JPMorgan Chase Bank
      4 New York Plaza
      21st Floor
      New York, NY  10004
      Fax: +1 212 623 6168
      Attention: Sandra Frierson

6.    TERMINATION

      In the event that (a) Purchaser does not timely satisfy the conditions contained in Section 7.2 of the Purchase Agreement or (b) the Purchase Agreement is otherwise terminated pursuant to Section 8.1 of the Purchase Agreement, including if Purchaser shall be in default of its obligation to make any Premium Payment specified in Section 2.3 of the Purchase Agreement, then upon notice to such effect from Seller, Escrow Agent shall return the certificates representing the Escrowed Shares and the Stock Powers to Seller, and this Agreement shall terminate. In such event, neither Purchaser nor Seller shall have any claim against the other arising out of this Agreement.


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

7.    MISCELLANEOUS

(a) None of the parties may assign any of its rights under this Agreement without the prior consent of the other parties (such consent not to be unreasonably withheld, delayed or conditioned), except that Seller may assign any of its rights under this Agreement to any Subsidiary or affiliate of Seller without the prior written consent of any other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and successors and assigns.

(b) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

(c) This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(d) Each party irrevocably and unconditionally submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party to this Agreement hereby waives formal service of process and agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7(d). Each party to this Agreement irrevocably and unconditionally waives, pursuant to the provisions of Section 5-1402 of the New York General Obligations Law, any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby in
      (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(e) This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction. Each party to this Agreement further agrees that the laws of the State of New York bear a reasonable relationship to this Agreement and irrevocably and unconditionally waives, pursuant to Section 5-1401 of the New York General Obligations Law, any objection to the application of the laws of the State of New York to any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding should not be governed by the laws of the State of New York. This Agreement has been negotiated, executed and delivered in the State of New York.

(f) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY RELATING TO ANY DISPUTE ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7(f).

(g) Any corporation into which Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of Escrow Agent in its individual capacity may be transferred, shall be Escrow Agent under the Agreement without requirement for further action.

(h) In the event that Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or other cause reasonably beyond its control, Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Agreement shall resume when Escrow Agent is able to perform substantially.

(i) In the event that any Escrowed Shares shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by any order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Shares deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(j) This Agreement shall not take effect unless and until the Initial Closing shall have occurred.


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

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                       KPN TELECOM B.V.

                                       By: KONINKLIJKE KPN N.V.,
                                           its sole Director


                                           By: /s/ G.J. WUNDERINK
                                               ---------------------------------
                                               Name: G.J. Wunderink
                                               Title: Senior Vice President


                                       CORCYRA d.o.o.


                                       By: /s/ MOSHE HAR ADIR
                                           -------------------------------------
                                           Name: Moshe Har Adir
                                           Title: Sole Officer, Director and
                                           Shareholder

                                       JPMORGAN CHASE BANK, N.A.
                                       as Escrow Agent


                                       By: /s/ SAVERIO A. LUNETTA
                                           -------------------------------------
                                           Name: Saverio A. Lunetta
                                           Title: Vice President

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